EXHIBIT 99.1

Marlin Reports Fourth Quarter and Full Year 2019 Earnings and Declares a Cash Dividend of $0.14 Per Share

Fourth Quarter Summary:

  Net income of $8.4 million, or $0.69 per diluted share, up 31.0% from $6.4 million, or $0.51 per diluted share a year ago and up from $7.4 million, or $0.60 per diluted share last quarter
  Total sourced origination volume of $236.5 million, up 9.3% year-over-year; Direct origination volume of $50.4 million, up 24.9% year-over-year
  Net Investment in Leases and Loans totaled $1.0 billion, relatively flat from a year ago, and total managed assets ended the fourth quarter at $1.3 billion, up 15.7% from a year ago
  Total origination yield of 12.43%, down 95 basis points from the prior quarter and up 7 basis points year-over-year

Full Year 2019 Summary:

  Net income of $27.1 million, or $2.20 per diluted share, up 8.6% from $25.0 million, or $2.00 per diluted share a year ago; Net income on an adjusted basis* of $27.2 million, or $2.20 per share, up from $25.4 million, or $2.04 per diluted share in the prior year
  Total sourced origination volume of $877.9 million, up 18.7% from a year ago; Direct origination volume of $184.6 million, up 29% year-over-year
  Operating efficiency of 54.18% compared to 55.32% in the prior year; operating efficiency on an adjusted basis* of 49.42% compared to 53.16% in the prior year
  ROE of 13.33% compared to 13.27% in the prior year; ROE on an adjusted basis* of 13.36% compared with ROE on an adjusted basis* of 13.52% in the prior year
  In addition to quarterly dividends, returned capital through share repurchases totaling $6.8 million, or 294,686 shares

MOUNT LAUREL, N.J., Jan. 30, 2020 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported fourth quarter 2019 net income of $8.4 million, or $0.69 per diluted share, compared with $7.4 million, or $0.60 per diluted share in the prior quarter, and $6.4 million, or $0.51 per share a year ago.

Commenting on the Company’s results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Marlin concluded 2019 with strong performance in the fourth quarter highlighted by record origination volume, disciplined expense management and excellent earnings growth. Total origination volume of $236.5 million increased 9.3% year-over-year, driven by increasing customer demand for both our equipment finance and working capital loan products, as well as solid growth in our direct origination channel.  For the full year, total origination volume of $877.9 million grew 18.7% year-over-year, more than double the prior year’s growth rate.  We also delivered solid earnings growth despite an increase in provisions for credit losses driven by higher delinquencies and charge-offs.  We continue to closely monitor the portfolio and are making appropriate adjustments to ensure optimal risk-adjusted portfolio performance.”

Mr. Hilzinger continued, “While the origination growth we experienced demonstrates the significant demand that exists for our financing products, market conditions during the quarter created both an increasingly competitive pricing environment and a favorable capital markets environment. These market conditions allowed us to offset continued yield compression with exceptionally strong capital markets execution. I also remain extremely pleased with our ability to carefully manage expenses as evidenced by decreases in our adjusted efficiency ratio, which improved on both a sequential quarter and year-over-year basis. As a result, fourth quarter net income expanded to $8.4 million, or $0.69 per diluted share, up 31% from a year ago.  For the full year net income of $27.1 million, or $2.20 per diluted share, was up 9% from a year ago. Overall, I believe that the fundamentals of our business remain strong as we enter 2020 and that Marlin is well-positioned for another year of profitable growth.”

Results of Operations
Total sourced origination volume for the fourth quarter of $236.5 million was up 9.3% from a year ago. Direct origination volume of $50.4 million in the fourth quarter was up 24.9% from $40.4 million in the fourth quarter of 2018. Indirect origination volume in the fourth quarter of 2019 was $167.7 million, up 5.1% from $159.5 million in the fourth quarter last year. Assets originated for sale in the fourth quarter of $16.3 million compared with $11.9 million in the fourth quarter last year. Referral volume totaled $2.0 million, down from $4.5 million in the fourth quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 9.44% for the fourth quarter, down 11 basis points from the third quarter of 2019 and down 32 basis points from a year ago. The sequential quarter decrease was driven primarily by a decrease in new origination loan and lease yields. The year-over-year decrease in margin percentage was primarily a result of an increase in interest expense resulting from higher deposit rates and lower fee income, partially offset by an increase of seven basis points in new origination loan and lease yield. The Company’s interest expense as a percent of average total finance receivables was 236 basis points in the fourth quarter of 2019 compared with 250 basis points for the third quarter of 2019 and 220 basis points for the fourth quarter of 2018.  The year-over-year increase was due to a higher cost of funds associated with deposits.

On an absolute basis, net interest and fee income was $24.4 million for the fourth quarter of 2019 compared with $23.7 million for the fourth quarter last year.

Non-interest income was $13.5 million for the fourth quarter of 2019, compared with $10.4 million in the prior quarter and $7.1 million in the prior year period. The sequential and year-over-year increase in non-interest income is primarily due to an increase in gains from the sale of assets. Non-interest expense was $16.4 million for the fourth quarter of 2019, compared with $17.0 million in the prior quarter and $16.4 million in the fourth quarter last year.

The Company’s efficiency ratio for the fourth quarter improved to 43.2% from 53.1% in the fourth quarter last year. The Company’s non-GAAP efficiency ratio for the fourth quarter was 40.2% compared with 50.9% in the fourth quarter last year. Marlin’s efficiency ratio has improved primarily due to an increase in non-interest income from capital markets activities coupled with a stable expense base.

Marlin recorded income tax expense of $2.9 million, representing an effective tax rate of 25.5% for the fourth quarter of 2019, compared with an income tax expense of $2.3 million, representing an effective tax rate of 26.0%, for the fourth quarter of 2018.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 2.15% at December 31, 2019 compared with 1.86% at September 30, 2019 and 1.62% at December 31, 2018.

Finance receivables over 30 days delinquent were 1.41% of the Company’s total finance receivables portfolio as of December 31, 2019, up 13 basis points from September 30, 2019 and up 32 basis points from December 31, 2018. Finance receivables over 60 days delinquent were 0.85% of the Company’s total finance receivables portfolio as of December 31, 2019, up 1 basis point from September 30, 2019 and up 20 basis points from December 31, 2018. Annualized fourth quarter net charge-offs were 3.00% of average total finance receivables versus 1.99% in the third quarter of 2019 and 2.30% a year ago. Included in fourth quarter charge-offs was $0.9 million that was specifically reserved for during the third quarter, thereby eliminating the entire allowance related to the fraudulent activities within a specific dealer’s portfolio.

As of December 31, 2019, the Company’s consolidated equity to assets ratio was 17.80%. This compares to 16.74% and 17.01%, in the prior quarter and year ago quarter, respectively.

Corporate Developments
Marlin’s Board of Directors today declared a $0.14 per share quarterly dividend. The dividend is payable February 20, 2020, to shareholders of record on February 10, 2020. Based on the closing stock price on January 29, 2020, the annualized dividend yield on the Company’s common stock is 2.66%.

Business Outlook
The Company expects earnings per share on an adjusted basis* for the year ending December 31, 2020 to be between $2.17 and $2.27 per share.  The Company’s earnings guidance for the full year ending December 31, 2020 reflects the adoption of Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses.  ASU 2016 – 13 replaces the currently used incurred loss methodology for estimating credit losses with a forward-looking current expected credit losses (“CECL”) methodology effective on January 1, 2020.  We estimate that the adoption of the CECL methodology could unfavorably impact earnings in 2020 by up to $0.25 per share.

The Company’s earnings guidance is based on the following assumptions:

  Total sourced origination volume growth in 2020 of approximately 20% from 2019 levels, with continued disproportionate growth in the working capital loan product.
  Portfolio performance does not deteriorate from year-end 2019 experience and delinquencies and net charge-offs remain at the higher end of our expected range.
  Net interest and fee margin in 2020, as a percentage of average finance receivables, of between 9.25% and 9.75%.

* Non-GAAP Financial Measures: Net income on an adjusted basis, ROE on an adjusted basis and adjusted efficiency ratio are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP).  See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

Conference Call and Webcast
Marlin will host a conference call on Friday, January 31, 2020 at 9:00 a.m. ET to discuss the Company’s fourth quarter and full year 2019 results. The conference call details are as follows:

Fourth Quarter and Full Year 2019 Financial Results Conference Call

Date:	Friday, January 31, 2020
Time:	9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time
Dial-in:	1-877-407-0792 (Domestic) 1-201-689-8263 (International)
Conference ID:	13697822
Webcast:	http://public.viavid.com/index.php?id=137519

For those unable to participate during the live broadcast, a replay of the call will also be available from 12:00 p.m. Eastern Time on January 31, 2020 through 11:59 p.m. Eastern Time on February 14, 2020 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13697822.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the company’s current beliefs regarding future events and are not guarantees of performance or results.  All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.  Investors are cautioned not to place undue reliance on such forward-looking statements.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented.  The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement and acquisition related expense, as applicable.  The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for acquisition related general and administrative expenses and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable.  The adjusted ratio uses the same denominator as the “as reported” ratio.  The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any discrete adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement and acquisition related expenses, as applicable.  The adjusted ratio uses the same denominator as the “as reported” ratio.  The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Tables to Follow--

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2019	2018

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$4,701	$5,088
Interest-earning deposits with banks	118,395	92,068
Total cash and cash equivalents	123,096	97,156
Time deposits with banks	12,927	9,659
Restricted interest-earning deposits (includes $6.9 and $10.0 million at December 31, 2019, and December 31, 2018, respectively, related to consolidated VIEs)	6,931	14,045
Investment securities (amortized cost of $11.1 million and $11.2 million at December 31, 2019 and December 31, 2018, respectively)	11,076	10,956
Net investment in leases and loans:
Leases	426,608	489,299
Loans	601,607	527,541
Net investment in leases and loans, excluding allowance for credit losses (includes $76.1 million and $150.2 million at December 31, 2019 and December 31, 2018, respectively, related to consolidated VIEs)	1,028,215	1,016,840
Allowance for credit losses	(21,695)	(16,100)
Total net investment in leases and loans	1,006,520	1,000,740
Intangible assets	7,461	7,912
Goodwill	6,735	7,360
Operating lease right-of-use assets	8,863	—
Property and equipment, net of allowance	7,888	4,317
Property tax receivables	5,493	5,245
Other assets	10,453	9,656
Total assets	$1,207,443	$1,167,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$839,132	$755,776
Long-term borrowings related to consolidated VIEs	76,091	150,055
Operating lease liabilities	9,730	—
Other liabilities:
Sales and property taxes payable	2,678	3,775
Accounts payable and accrued expenses	34,028	36,369
Net deferred income tax liability	30,828	22,560
Total liabilities	992,487	968,535

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,113,585 and 12,367,724 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	121	124
Additional paid-in capital	79,665	83,496
Accumulated other comprehensive income (loss)	58	(44)
Retained earnings	135,112	114,935
Total stockholders’ equity	214,956	198,511
Total liabilities and stockholders’ equity	$1,207,443	$1,167,046

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(Dollars in thousands, except per-share data)

Interest income	$26,747	$24,946	$107,420	$97,025
Fee income	3,787	4,078	15,205	15,843
Interest and fee income	30,534	29,024	122,625	112,868
Interest expense	6,102	5,349	25,033	17,414
Net interest and fee income	24,432	23,675	97,592	95,454
Provision for credit losses	10,255	5,761	28,036	19,522
Net interest and fee income after provision for credit losses	14,177	17,914	69,556	75,932

Non-interest income:
Gain on leases and loans sold	8,810	3,505	22,210	8,363
Insurance premiums written and earned	2,258	2,108	8,796	8,087
Other income	2,452	1,512	13,025	4,984
Non-interest income	13,520	7,125	44,031	21,434
Non-interest expense:
Salaries and benefits	9,351	9,908	44,168	39,750
General and administrative	7,052	6,450	32,566	24,915
Non-interest expense	16,403	16,358	76,734	64,665
Income before income taxes	11,294	8,681	36,853	32,701
Income tax expense	2,880	2,259	9,737	7,721
Net income	$8,414	$6,422	$27,116	$24,980

Basic earnings per share	$0.69	$0.52	$2.21	$2.01
Diluted earnings per share	$0.69	$0.51	$2.20	$2.00

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(Dollars in thousands, except per-share data)		(Dollars in thousands, except per-share data)

Net income as reported	$8,414	$6,422	$27,116	$24,980
Deduct:
Reversal of charges in connection with executive separation	-	-	218	-
Charges in connection with executive separation	-	-		(631)
Charge in connection with workforce reorganization	-	-	(311)	-
Tax effect	-	-	24	162
Total adjustments, net of tax	-	-	(69)	(469)
Net Income on an adjusted basis	$8,414	$6,422	$27,185	$25,449

Diluted earnings per share as reported	$0.69	$0.51	$2.20	$2.00
Diluted earnings per share on an adjusted basis	$0.69	$0.51	$2.20	$2.04
Return on Average Assets as reported	2.74%	2.28%	2.18%	2.29%
Return on Average Assets on an adjusted basis	2.74%	2.28%	2.19%	2.33%
Return on Average Equity as reported	16.04%	13.16%	13.33%	13.27%
Return on Average Equity on an adjusted basis	16.04%	13.16%	13.36%	13.52%

Efficiency Ratio numerator as reported	$16,403	$16,358	$76,734	$64,665
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	-	(93)	(631)
Acquisition related expenses	(1,050)	(680)	(3,193)	(1,900)
Pass-through expenses	(374)	-	(6,624)	-
Efficiency ratio numerator on an adjusted basis	$14,979	$15,678	$66,824	$62,134
Adjustments to Denominator:
Efficiency Ratio denominator as reported	$37,952	$30,800	$141,623	$116,888
Pass-through revenue	(721)	-	(6,401)	-
Efficiency Ratio denominator on an adjusted basis	$37,231	$30,800	$135,222	$116,888

Efficiency Ratio as reported	43.22%	53.11%	54.18%	55.32%
Efficiency Ratio on an adjusted basis	40.23%	50.90%	49.42%	53.16%

Non-interest Expense / Average total managed assets numerator, as reported	$16,403	$16,358	$76,734	$64,665
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	-	(93)	(631)
Acquisition related expenses	(1,050)	(680)	(3,193)	(1,900)
Pass-through expenses	(374)	-	(6,624)	-
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$14,979	$15,678	$66,824	$62,134

Non-interest Expense / Average total managed assets as reported	4.99%	5.86%	6.14%	6.14%
Non-interest Expense / Average total managed assets on an adjusted basis	4.56%	5.61%	5.35%	5.90%

General and administrative expense Annualized % of Average
Finance Receivables numerator as reported	$7,052	$6,450	$32,566	$24,915
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	-	-	(136)
Acquisition related expenses	(480)	(219)	(1,181)	(378)
Pass-through expenses	(374)	-	(6,624)	-
General and administrative expense Annualized % of Average
Finance Receivables numerator as adjusted	$6,198	$6,231	$24,761	$24,401

General and administrative expense Annualized % of Average
Finance Receivables as reported	2.73%	2.66%	3.17%	2.64%
General and administrative expense Annualized % of Average
Finance Receivables on an adjusted basis	2.40%	2.57%	2.41%	2.58%

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019

Net Income:
Net Income	$6,422	$5,141	$6,115	$7,446	$8,414

Annualized Performance Measures:
Return on Average Assets	2.28%	1.69%	1.94%	2.34%	2.74%
Return on Average Stockholders' Equity	13.16%	10.45%	12.05%	14.58%	16.04%

EPS Data:
Net Income Allocated to Common Stock	$6,322	$5,069	$6,041	$7,357	$8,313
Number of Shares - Basic	12,202,652	12,165,646	12,184,996	12,054,944	11,996,446
Basic Earnings per Share	$0.52	$0.42	$0.50	$0.61	$0.69

Number of Shares - Diluted	12,286,748	12,252,116	12,266,851	12,167,962	12,118,193
Diluted Earnings per Share	$0.51	$0.41	$0.49	$0.60	$0.69

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$40,381	$43,565	$49,038	$41,556	$50,421
Indirect Originations	$159,534	$149,875	$160,279	$139,472	$167,740
Total Originations	$199,915	$193,440	$209,317	$181,028	$218,161

Equipment Finance Originations	$180,116	$169,831	$181,824	$154,781	$186,852
Working Capital Loans Originations	$19,799	$23,609	$27,493	$26,247	$31,309
Total Originations	$199,915	$193,440	$209,317	$181,028	$218,161

Assets originated for sale in the period	$11,905	$11,298	$18,025	$18,174	$16,344
Assets referred in the period	$4,451	$3,617	$4,140	$2,408	$1,961
Total Sourced Originations	$216,271	$208,355	$231,482	$201,610	$236,466
Assets sold in the period	$58,138	$52,867	$57,640	$85,425	$114,483

Implicit Yield on Direct Originations	21.79%	23.09%	23.09%	24.38%	23.20%
Implicit Yield on Indirect Originations	9.97%	9.76%	9.85%	10.10%	9.19%
Total Implicit Yield on Total Originations	12.36%	12.76%	12.95%	13.38%	12.43%

Implicit Yield on Equipment Finance Originations	9.68%	9.59%	9.71%	9.57%	8.91%
Implicit Yield on Working Capital Loans Originations	36.67%	35.55%	34.34%	35.81%	33.51%

# of Leases / Loans Equipment Finance	7,873	7,467	7,648	6,836	7,279
Equipment Finance Approval Percentage	59%	58%	55%	53%	54%
Average Monthly Equipment Finance Sources	1,140	1,074	1,149	1,067	1,033

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.28%	10.36%	10.50%	10.57%	10.34%
Fee Income	1.68%	1.62%	1.36%	1.48%	1.46%
Interest and Fee Income	11.96%	11.98%	11.86%	12.05%	11.80%
Interest Expense	2.20%	2.39%	2.48%	2.50%	2.36%
Net Interest and Fee Margin (NIM)	9.76%	9.59%	9.38%	9.55%	9.44%

Cost of Funds (1)	2.43%	2.49%	2.60%	2.63%	2.57%

Interest Income Equipment Finance	$21,590	$21,722	$22,390	$22,355	$21,620
Interest Income Working Capital Loans	$2,824	$3,228	$3,767	$4,389	$4,545

Average Total Finance Receivables	$970,785	$999,432	$1,031,774	$1,048,798	$1,034,464
Average Net Investment Equipment Finance	$937,004	$960,501	$986,075	$995,346	$977,225
Average Working Capital Loans	$33,781	$38,931	$45,699	$53,452	$57,239

End of Period Net Investment Equipment Finance	$965,351	$981,664	$1,012,463	$980,799	$947,477
End of Period Working Capital Loans	$35,389	$41,526	$49,808	$53,699	$59,043
Total Owned Net Investment in Leases and Loans (2)	$1,000,740	$1,023,190	$1,062,271	$1,034,498	$1,006,520

Total Assets Serviced for Others	$164,029	$192,731	$213,797	$264,226	$341,064

Total Managed Assets	$1,164,769	$1,215,921	$1,276,068	$1,298,724	$1,347,584

Average Total Managed Assets	$1,117,069	$1,177,812	$1,229,588	$1,278,394	$1,314,728

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.09%	1.11%	1.05%	1.28%	1.41%
30+ Days Past Due Delinquencies	$12,295	$12,849	$12,594	$14,916	$16,076

60+ Days Past Due Delinquencies	0.65%	0.66%	0.64%	0.84%	0.85%
60+ Days Past Due Delinquencies	$7,292	$7,626	$7,686	$9,783	$9,688

Equipment Finance
30+ Days Past Due Delinquencies	1.08%	1.13%	1.08%	1.28%	1.41%
30+ Days Past Due Delinquencies	$11,803	$12,565	$12,354	$14,176	$15,221

60+ Days Past Due Delinquencies	0.65%	0.68%	0.67%	0.88%	0.87%
60+ Days Past Due Delinquencies	$7,100	$7,626	$7,686	$9,756	$9,417

Working Capital Loans
15+ Days Past Due Delinquencies	1.44%	1.41%	0.52%	1.89%	1.75%
15+ Days Past Due Delinquencies	$526	$605	$268	$1,043	$1,058

30+ Days Past Due Delinquencies	1.35%	0.66%	0.47%	1.34%	1.42%
30+ Days Past Due Delinquencies	$492	$284	$240	$740	$855

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/219

Portfolio Asset Quality:
Net Charge-offs - Total Finance Receivables	$5,578	$4,581	$4,861	$5,228	$7,771
% on Average Total Finance Receivables
Annualized	2.30%	1.83%	1.88%	1.99%	3.00%

Net Charge-offs - Equipment Finance	$5,132	$3,927	$4,310	$5,038	$6,634
% on Average Net Investment in Equipment Finance
Annualized	2.19%	1.64%	1.75%	2.02%	2.72%

Net Charge-offs - Working Capital Loans	$446	$654	$551	$190	$1,137
% of Average Working Capital Loans
Annualized	5.28%	6.72%	4.82%	1.42%	7.95%

Total Allowance for Credit Losses	$16,100	$16,882	$16,777	$19,211	$21,695
% of Total Finance Receivables	1.62%	1.66%	1.59%	1.86%	2.15%
% of 60+ Delinquencies	220.79%	221.37%	218.28%	196.37%	223.94%

Allowance for Credit Losses - Equipment Finance	$14,633	$15,198	$14,837	$17,115	$19,796
% of Net Investment Equipment Finance	1.52%	1.56%	1.47%	1.75%	2.09%
% of 60+ Delinquencies	206.10%	199.28%	193.03%	175.43%	210.21%

Allowance for Credit Losses - Working Capital Loans	$1,467	$1,684	$1,940	$2,096	$1,899
% of Total Working Capital Loans	4.02%	3.94%	3.79%	3.80%	3.14%

Non-accrual - Equipment Finance	$3,720	$4,390	$4,282	$7,209	$5,441
Non-accrual - Equipment Finance	0.34%	0.39%	0.37%	0.65%	0.50%

Non-accrual - Working Capital Loans	$492	$284	$248	$740	$946
Non-accrual - Working Capital Loans	1.35%	0.66%	0.48%	1.34%	1.57%

Non-accrual - Total Finance Receivables	$4,212	$4,674	$4,530	$7,949	$6,387
Non-accrual - Total Finance Receivables	0.37%	0.40%	0.38%	0.68%	0.56%

Restructured - Total Finance Receivables	$3,636	$3,363	$3,122	$2,533	$2,906

Expense Ratios:
Salaries and Benefits Expense	$9,908	$11,451	$12,469	$10,897	$9,351
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.08%	4.58%	4.83%	4.16%	3.62%

Total personnel end of quarter	341	352	356	348	348

General and Administrative Expense	$6,450	$13,354	$6,068	$6,092	$7,052
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.66%	5.34%	2.35%	2.32%	2.73%
Adjusted General and Administrative Expense
Annualized % of Avg. Fin. Recbl. (3)	2.57%	2.75%	2.26%	2.23%	2.40%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	12/31/2018	3/31/3019	6/30/2019	9/30/2019	12/31/2019

Expense Ratios:
Non-Interest Expense/Average Total Managed Assets	5.86%	8.42%	6.03%	5.32%	4.99%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	5.61%	6.14%	5.68%	5.10%	4.56%

Efficiency Ratio	53.11%	67.20%	59.07%	48.02%	43.22%
Adjusted Efficiency Ratio (4)	50.90%	57.80%	55.78%	46.05%	40.23%

Balance Sheet:

Assets
Investment in Leases and Loans	$996,384	$1,019,311	$1,057,726	$1,032,868	$1,007,707
Initial Direct Costs and Fees	20,456	20,761	21,322	20,841	20,508
Reserve for Credit Losses	(16,100)	(16,882)	(16,777)	(19,211)	(21,695)
Net Investment in Leases and Loans	$1,000,740	$1,023,190	$1,062,271	$1,034,498	$1,006,520
Cash and Cash Equivalents	97,156	140,942	139,731	132,461	123,096
Restricted Cash	14,045	13,174	8,152	7,576	6,931
Other Assets	55,105	69,409	69,829	72,881	70,896
Total Assets	$1,167,046	$1,246,725	$1,279,983	$1,247,416	$1,207,443

Liabilities
Deposits	755,776	840,167	888,561	869,257	839,132
Total Debt	150,055	129,171	109,637	91,739	76,091
Other Liabilities	62,704	75,737	76,231	77,633	77,264
Total Liabilities	$968,535	$1,045,075	$1,074,429	$1,038,629	$992,487

Stockholders' Equity
Common Stock	$124	$123	$123	$122	$121
Paid-in Capital, net	83,496	83,213	82,724	80,226	79,665
Other Comprehensive Income (Loss)	(44)	(4)	48	89	58
Retained Earnings	114,935	118,318	122,659	128,350	135,112
Total Stockholders' Equity	$198,511	$201,650	$205,554	$208,787	$214,956

Total Liabilities and
Stockholders' Equity	$1,167,046	$1,246,725	$1,279,983	$1,247,416	$1,207,443

Capital and Leverage:
Equity	$198,511	$201,650	$205,554	$208,787	$214,956
Debt to Equity	4.56	4.81	4.86	4.60	4.26
Equity to Assets	17.01%	16.17%	16.06%	16.74%	17.80%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	16.38%	15.41%	15.24%	15.28%	16.31%
Common Equity Tier 1 Risk-based Capital	17.50%	17.25%	17.01%	17.72%	18.73%
Tier 1 Risk-based Capital	17.50%	17.25%	17.01%	17.72%	18.73%
Total Risk-based Capital	18.76%	18.50%	18.26%	18.98%	19.99%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Annual Data (Dollars in thousands, except share amounts)

Year Ended:	2017	2018	2019

Net Income:
Net Income	$25,292	$24,980	$27,116

Annualized Performance Measures:
Return on Average Assets	2.59%	2.29%	2.18%
Return on Average Stockholders' Equity	15.38%	13.27%	13.33%

EPS Data:
Net Income Allocated to Common Stock	$24,664	$24,548	$26,777
Number of Shares - Basic	12,216,020	12,201,465	12,099,920
Basic Earnings per Share	$2.02	$2.01	$2.21

Number of Shares - Diluted	12,249,623	12,273,406	12,197,797
Diluted Earnings per Share	$2.01	$2.00	$2.20

Cash Dividends Declared per share	$0.56	$0.56	$0.56

New Asset Production:
Direct Originations	$91,182	$143,057	$184,580
Indirect Originations	$538,263	$561,837	$617,366
Total Originations	$629,445	$704,894	$801,946

Equipment Finance Originations	$570,555	$630,650	$693,288
Working Capital Loans Originations	$58,890	$74,244	$108,658
Total Originations	$629,445	$704,894	$801,946

Assets originated for sale in the period	$0	$17,596	$63,841
Assets referred in the period	$54,110	$16,830	$12,126
Total Sourced Originations	$683,555	$739,320	$877,913
Assets sold in the period	$66,744	$138,995	$310,415

Implicit Yield on Direct Originations	21.58%	20.63%	23.41%
Implicit Yield on Indirect Originations	10.32%	10.37%	9.71%
Total Implicit Yield on Total Originations	11.95%	12.45%	12.86%

Implicit Yield on Equipment Finance Originations	9.76%	9.88%	9.43%
Implicit Yield on Working Capital Loans Originations	33.19%	34.26%	34.72%

# of Leases / Loans Equipment Finance	30,682	31,478	29,230
Equipment Finance Approval Percentage	56%	57%	55%
Average Monthly Equipment Finance Sources	1,198	1,186	1,081

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Annual Data (Dollars in thousands, except share amounts)

Year Ended:	2017	2018	2019

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.33%	10.27%	10.44%
Fee Income	1.76%	1.68%	1.48%
Interest and Fee Income	12.09%	11.95%	11.92%
Interest Expense	1.32%	1.84%	2.43%
Net Interest and Fee Margin (NIM)	10.77%	10.11%	9.49%

Cost of Funds (1)	1.43%	2.02%	2.58%

Interest Income Equipment Finance	$78,171	$84,800	88,087
Interest Income Working Capital Loans	$8,355	$10,234	15,929

Average Total Finance Receivables	$846,743	$944,588	$1,028,617
Average Net Investment Equipment Finance	$821,972	$913,358	$979,787
Average Working Capital Loans	$24,771	$31,230	$48,830

End of Period Net Investment Equipment Finance	$887,328	$965,351	$947,477
End of Period Working Capital Loans	$27,092	$35,389	$59,043
Total Owned Net Investment in Leases and Loans (2)	$914,420	$1,000,740	$1,006,520

Total Assets Serviced for Others	$74,359	$164,029	$341,064

Total Managed Assets	$988,779	$1,164,769	$1,347,584

Average Total Managed Assets	$884,851	$1,053,829	$1,250,131

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.02%	1.09%	1.41%
30+ Days Past Due Delinquencies	$10,565	$12,295	$16,076

60+ Days Past Due Delinquencies	0.55%	0.65%	0.85%
60+ Days Past Due Delinquencies	$5,647	$7,292	$9,688

Equipment Finance
30+ Days Past Due Delinquencies	1.04%	1.08%	1.41%
30+ Days Past Due Delinquencies	$10,446	$11,803	$15,221

60+ Days Past Due Delinquencies	0.56%	0.65%	0.87%
60+ Days Past Due Delinquencies	$5,647	$7,100	$9,417

Working Capital Loans
15+ Days Past Due Delinquencies	0.95%	1.44%	1.75%
15+ Days Past Due Delinquencies	$264	$526	$1,058

30+ Days Past Due Delinquencies	0.43%	1.35%	1.42%
30+ Days Past Due Delinquencies	$119	$492	$855

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Annual Data (Dollars in thousands, except share amounts)

Year Ended:	2017	2018	2019

Portfolio Asset Quality:
Net Charge-offs - Total Finance Receivables	$14,480	$18,273	$22,441
% on Average Total Finance Receivables
Annualized	1.71%	1.93%	2.18%

Net Charge-offs - Equipment Finance	$13,383	$16,795	$19,909
% on Average Net Investment in Equipment Finance
Annualized	1.63%	1.84%	2.03%

Net Charge-offs - Working Capital Loans	$1,097	$1,478	$2,532
% of Average Working Capital Loans
Annualized	4.43%	4.73%	5.19%

Total Allowance for Credit Losses	$14,851	$16,100	$21,695
% of Total Finance Receivables	1.63%	1.62%	2.15%
% of 60+ Delinquencies	262.99%	220.79%	223.94%

Allowance for Credit Losses - Equipment Finance	$13,815	$14,633	$19,796
% of Net Investment Equipment Finance	1.56%	1.52%	2.09%
% of 60+ Delinquencies	244.64%	206.10%	210.21%

Allowance for Credit Losses - Working Capital Loans	$1,036	$1,467	$1,899
% of Total Working Capital Loans	3.73%	4.02%	3.14%

Non-accrual - Equipment Finance	$3,065	$3,720	$5,441
Non-accrual - Equipment Finance	0.30%	0.34%	0.50%

Non-accrual - Working Capital Loans	$118	$492	$946
Non-accrual - Working Capital Loans	0.42%	1.35%	1.57%

Non-accrual - Total Finance Receivables	$3,183	$4,212	$6,387
Non-accrual - Total Finance Receivables	0.31%	0.37%	0.56%

Restructured - Total Finance Receivables	$4,489	$3,636	$2,906

Expense Ratios:
Salaries and Benefits Expense	$37,569	$39,750	$44,168
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.44%	4.21%	4.29%

Total personnel end of quarter	330	341	348

General and Administrative Expense	$28,272	$24,915	$32,566
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	3.34%	2.64%	3.17%
Adjusted General and Administrative Expense
Annualized % of Avg. Fin. Recbl. (3)	2.71%	2.58%	2.41%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES Supplemental Annual Data (Dollars in thousands, except share amounts)

Year Ended:	2017	2018	2019

Expense Ratios:
Non-Interest Expense/Average Total Managed Assets	7.44%	6.14%	6.14%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	6.71%	5.90%	5.35%

Efficiency Ratio	61.04%	55.32%	54.18%
Adjusted Efficiency Ratio (4)	55.04%	53.16%	49.42%

Balance Sheet:

Assets
Investment in Leases and Loans	$911,242	$996,384	$1,007,707
Initial Direct Costs and Fees	18,029	20,456	20,508
Reserve for Credit Losses	(14,851)	(16,100)	(21,695)
Net Investment in Leases and Loans	$914,420	$1,000,740	$1,006,520
Cash and Cash Equivalents	67,146	97,156	123,096
Restricted Cash	-	14,045	6,931
Other Assets	58,594	55,105	70,896
Total Assets	$1,040,160	$1,167,046	$1,207,443

Liabilities
Deposits	809,315	755,776	839,132
Total Debt	-	150,055	76,091
Other Liabilities	51,196	62,704	77,264
Total Liabilities	$860,511	$968,535	$992,487

Stockholders' Equity
Common Stock	$124	$124	$121
Paid-in Capital, net	82,586	83,496	79,665
Other Comprehensive Income (Loss)	(96)	(44)	58
Retained Earnings	97,035	114,935	135,112
Total Stockholders' Equity	$179,649	$198,511	$214,956

Total Liabilities and
Stockholders' Equity	$1,040,160	$1,167,046	$1,207,443

Capital and Leverage:
Equity	$179,649	$198,511	$214,956
Debt to Equity	4.50	4.56	4.26
Equity to Assets	17.27%	17.01%	17.80%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	17.25%	16.38%	16.31%
Common Equity Tier 1 Risk-based Capital	18.22%	17.50%	18.73%
Tier 1 Risk-based Capital	18.22%	17.50%	18.73%
Total Risk-based Capital	19.47%	18.76%	19.99%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

* Non-GAAP Financial Measures: Net income on an adjusted basis, ROE on an adjusted basis and adjusted efficiency ratio are financial measures that are not in accordance with U. S. generally accepted accounting principles (GAAP).  See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.